UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported: July 8, 2009

LIFE SCIENCES RESEARCH, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(State or other jurisdiction of incorporation)

0-33505	52-2340150
(Commission File Number)	(I.R.S. Employer Identification Number)

Mettlers Road, East Millstone, NJ	08875
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 649-9961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

A.           Agreement and Plan of Merger

On Wednesday, July 8, 2009, Life Sciences Research, Inc., a Maryland corporation (the “Company”), entered into an agreement and plan of merger (“Merger Agreement”) with Lion Holdings, Inc. (“Parent”) and Lion Merger Corp. (“Lion”), a wholly owned subsidiary of Parent.  Each of Parent and Lion was formed for the purpose of consummating the transactions contemplated by the Merger Agreement, and each of such entities is controlled by Andrew Baker, Chairman and CEO of the Company. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Lion will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company and a wholly owned subsidiary of Parent following the Merger.

A Special Committee consisting of the Company’s independent directors was charged with evaluating strategic alternatives for the Company and unanimously recommended the approval of the Merger.  Based upon this recommendation, the Board of Directors of the Company (with Andrew Baker and Brian Cass abstaining), approved the Merger and resolved to recommend that LSR stockholders approve the Merger.  The Special Committee was advised by independent counsel and an independent financial advisor who provided a fairness opinion to the Special Committee.

The Merger Agreement provides that, upon consummation of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Shares”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than Shares owned by Parent, Lion or their affiliates, will be converted into the right to receive $8.50 in cash (“Per Share Merger Consideration”).  Based upon the latest information available to the Company, Mr. Baker beneficially owns approximately 17.5% of the Shares.  No stockholder has any statutory right to demand and receive payment of the fair value of his, her or its Shares in connection with the Merger.

The Merger Agreement provides that any outstanding options to purchase Shares and any outstanding warrants will become fully vested and will be converted into the right to receive an amount of cash equal to the positive difference, if any, between the value of the Per Share Merger Consideration and the per share exercise price for each Share subject to such option or warrant. In addition, at the Effective Time, the vesting of each Share of restricted stock will be accelerated, and each such Share will be converted into the right to receive the Per Share Merger Consideration.

Consummation of the Merger is subject to a number of conditions, including without limitation: (i) the approval of the Merger by (A) the holders of at least a majority of the outstanding Shares entitled to vote on the Merger at a stockholders’ meeting duly called and held for such purpose and (B) a majority of the votes cast by holders of outstanding Shares entitled to vote on the Merger at a stockholders’ meeting duly called and held for such purpose, excluding any votes cast by Parent, Lion, Andrew Baker or any other “interested party” (as such term is defined in the Merger Agreement); (ii) the absence of any “company material adverse effect” (as defined in the Merger Agreement); and (iii) other closing conditions set forth in the Merger Agreement.

Each of the Company and Parent and Lion have made customary representations, warranties and covenants in the Merger Agreement including, among others, covenants requiring the Company to carry on the Company’s business in the ordinary course during the period between the date of signing the Merger Agreement and the closing of the Merger.  The Company has agreed to certain other negative operating covenants, as set forth more fully in Section 6.1 of the Merger Agreement.  The Company is also restricted from directly or indirectly soliciting, negotiating, or facilitating an alternative acquisition proposal with a third-party, unless the proposal constitutes or is reasonably likely to constitute a “Superior Proposal” and certain other conditions are satisfied, as more fully described in the Merger Agreement.  However, the Company must pay the Parent a termination fee of $2,230,000 if the Company accepts a Superior Proposal or the Company terminates (or, under certain circumstances, the Parent terminates) the Merger Agreement after the Company’s Board of Directors changes its recommendation to the stockholders.

Parent has provided the Company with executed equity and debt financing commitments that provide for the necessary funds to consummate the transactions contemplated by the Merger Agreement. The Merger Agreement does not contain a financing condition.  If the closing conditions are satisfied five business days before December 8, 2009, and Parent is unable to obtain the proceeds of such financing to consummate the Merger and provided that the Company is not then in material breach of the Merger Agreement, the Company may terminate the Merger Agreement and Parent shall be required to pay the Company a termination fee of $2,230,000.

The Merger Agreement contains other termination rights for either the Company or Parent under certain circumstances, including if the Merger is not consummated by December 8, 2009 or the required approval of the Merger by the Company’s stockholders is not obtained. The Company may terminate the Merger Agreement in connection with a Superior Proposal or a change in the Board’s recommendation to stockholders with respect to the Merger and under certain other circumstances.  The Parent may terminate the Merger Agreement in connection with the Company’s pursuit of an alternative acquisition proposal, if the Company fails to include, in the proxy statement, the Board’s recommendation to stockholders to approve the Merger, if the stockholder meeting is not called as required under the Merger Agreement and under certain other circumstances.

If either Company or Parent willfully or intentionally breaches the Merger Agreement in any material respect, the other party may terminate the Merger Agreement in which case the breaching party must pay the other party a termination fee of $4,460,000.  Under certain other circumstances, the Merger Agreement may be terminated and either Company or the Parent must pay the other a lower fee of $1,000,000.

B.           Third Amendment and Waiver and Consent to Financing Agreement

On July 8, 2009, the Company entered into the Third Amendment and Waiver and Consent (the “Third Amendment”) to the Financing Agreement, dated as of March 1, 2006, as amended as of August 1, 2007 and November 30, 2007, with its lenders (the “Financing Agreement”).  The Third Amendment, among other things, provides the consent of the lenders to the Company’s entry into the Merger Agreement.  It also makes the following principal revisions to the Financing Agreement:  (i) increases the applicable interest rate under the terms of the Financing Agreement from LIBOR plus 3.50% per annum to LIBOR plus 5.50% per annum; (ii) revises the covenants regarding Leverage Ratio and Consolidated EBITDA for the period ending June 30, 2009 to 1.06:1.00 and $41,300,000, respectively; and (iii) revises the covenants regarding Leverage Ratio and Consolidated EBITDA for the period ending September 30, 2009 to 1.15:1.00 and $37,000,000, respectively.  The Third Amendment also provides that Consolidated EBITDA shall exclude reasonable fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement to the extent accrued or actually paid during such period (without duplication) in an aggregate amount not to exceed $2,000,000.  The Third Amendment provides for an amendment fee of $5 million payable to the lenders; such fee, however, will not be due if, on or prior to the date that is five months after the amendment effective date, (i) all obligations under the Financing Agreement are paid in full; (ii) the Merger is consummated; or (iii) a “superior proposal” (as defined in the Merger Agreement) is consummated with the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement and related description are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, Parent or Lion. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Item 8.01.                                Other Events.

On July 9, 2009, the Company issued a press release announcing the Merger. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information for Investors and Stockholders

In connection with the proposed Merger, the Company intends to file with the SEC a proxy statement for the meeting of stockholders of the Company to be convened to approve the Merger. The Company, Lion and Parent plan to file a Schedule 13E-3 with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Company stockholders and other investors will be able to obtain copies of these materials (when they are available) without charge from the SEC through the SEC’s Web site at www.sec.gov.  These documents (when they are available) can also be obtained free of charge by accessing them on the Company’s corporate Web site at www.lsrinc.net.

The Company and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different than those of the Company’s stockholders generally) will be set forth in the Company’s proxy statement referred to above and additional information regarding the Company’s directors and executive officers is included in the Company’s 2009 proxy statement and 2008 Annual Report on Form 10-K, previously filed with SEC.   Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger and the solicitation of proxies, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Forward Looking Statements

This announcement contains statements that may be forward-looking as defined by the Private Securities Litigation Reform Act of 1995.  These statements are based largely on the Company’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company’s control, including without limitation the ability to satisfy the conditions to closing set forth in the Merger Agreement and other risks and uncertainties as more fully described in the Company’s SEC filings, including its Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC.

Item 9.01.                                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated July 8, 2009 by and among the Company, Parent and Lion.

99.1	Press Release issued by the Company dated July 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act 1934, Life Sciences Research, Inc. has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 9, 2009	LIFE SCIENCES RESEARCH, INC.

By: /s/ Mark L. Bibi
Name: Mark L. Bibi
Title: Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated July 8, 2009 by and among the Company, Parent and Lion.

99.1	Press Release issued by the Company dated July 9, 2009.